Exhibit 99.1

Reconciliation of Pro Forma Financial Information

The following pro forma financial information is based on (i) the unaudited consolidated financial statements of Charter Communications, Inc. ("Charter") and Time Warner Cable Inc. ("TWC") contained in their respective 2015 and 2016 Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"); (ii) the audited consolidated financial statements of Charter and TWC contained in their respective 2015 Annual Reports on Form 10-K as filed with the SEC; (iii) the 2015 and first quarter of 2016 condensed consolidated unaudited quarterly financial statements of Bright House Networks, LLC ("Bright House") contained in Charter's Current Reports on Form 8-K filed with the SEC on November 5, 2015 and July 29, 2016 and Charter's preliminary joint proxy statement/prospectus filed with the SEC on June 26, 2015 and Charter's definitive joint proxy statement/prospectus filed with the SEC on August 20, 2015; (iv) the 2015 consolidated audited financial statements of Bright House contained in Charter's Current Reports on Form 8-K filed with the SEC on April 7, 2016; and (v) the unaudited consolidated financial information of TWC and Bright House for the 47 day period from April 1, 2016 to May 17, 2016.

The results of operations data on a pro forma basis are provided for illustrative purposes only and are based on available information and assumptions that Charter believes are reasonable and do not purport to represent what the actual consolidated results of operations of Charter would have been had the Transactions occurred as of January 1, 2015, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLARS IN MILLIONS, EXCEPT SHARE DATA)

	Three Months ended March 31, 2015
	Charter		Pro Forma		Charter	Bright	Pro Forma		Charter
	Historical	TWC	Adjustments		Pro Forma	House	Adjustments		Pro Forma

REVENUES	$2,362	$5,777	$46	[a]	$8,185	$978	$(22)	[a]	$9,141

COSTS AND EXPENSES:
Operating costs and expenses (exclusive of items shown separately below)	1,581	3,781	73	[a]	5,435	668	(62)	[a]	6,041
Depreciation and amortization	514	886	555	[b]	1,955	111	95	[b]	2,161
Other operating expenses, net	18	26	(25)	[c]	19	—	(1)	[c]	18
	2,113	4,693	603		7,409	779	32		8,220

Income from operations	249	1,084	(557)		776	199	(54)		921

OTHER INCOME (EXPENSES):
Interest expense, net	(289)	(348)	(156)	[d]	(793)	(7)	(1)	[d]	(801)
Loss on financial instruments, net	(6)	—	—		(6)	—	—		(6)
Other income, net	—	10	—		10	1	—		11
	(295)	(338)	(156)		(789)	(6)	(1)		(796)

Income (loss) before taxes	(46)	746	(713)		(13)	193	(55)		125

Income tax benefit (expense)	(35)	(288)	329	[e]	6	—	(35)	[e]	(29)

Consolidated net income (loss)	(81)	458	(384)		(7)	193	(90)		96

Less: Noncontrolling interest	—	—	—		—	—	(46)	[f]	(46)

Net income (loss) before non-recurring charges directly attributable to the Transactions	$(81)	$458	$(384)		$(7)	$193	$(136)		$50

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(0.73)								$0.19
Diluted	$(0.73)								$0.18

Weighted average common shares outstanding, basic	111,655,617								269,516,043	[g]
Weighted average common shares outstanding, diluted	111,655,617								272,952,569	[g]

	Three Months ended June 30, 2015
	Charter		Pro Forma		Charter	Bright	Pro Forma		Charter
	Historical	TWC	Adjustments		Pro Forma	House	Adjustments		Pro Forma

REVENUES	$2,430	$5,926	$45	[a]	$8,401	$989	$(20)	[a]	$9,370

COSTS AND EXPENSES:
Operating costs and expenses (exclusive of items shown separately below)	1,601	3,896	79	[a]	5,576	665	(60)	[a]	6,181
Depreciation and amortization	528	919	555	[b]	2,002	113	94	[b]	2,209
Other operating (income) expenses, net	32	82	(89)	[c]	25	(22)	(2)	[c]	1
	2,161	4,897	545		7,603	756	32		8,391

Income from operations	269	1,029	(500)		798	233	(52)		979

OTHER INCOME (EXPENSES):
Interest expense, net	(229)	(350)	(156)	[d]	(735)	(9)	(1)	[d]	(745)
Loss on extinguishment of debt	(128)	—	—		(128)	—	—		(128)
Gain on financial instruments, net	1	—	—		1	—	—		1
Other income, net	—	127	—		127	—	—		127
	(356)	(223)	(156)		(735)	(9)	(1)		(745)

Income (loss) before taxes	(87)	806	(656)		63	224	(53)		234

Income tax expense	(35)	(343)	353	[e]	(25)	—	(45)	[e]	(70)

Consolidated net income (loss)	(122)	463	(303)		38	224	(98)		164

Less: Noncontrolling interest	—	—	—		—	—	(57)	[f]	(57)

Net income (loss) before non-recurring charges directly attributable to the Transactions	$(122)	$463	$(303)		$38	$224	$(155)		$107

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(1.09)								$0.40
Diluted	$(1.09)								$0.39

Weighted average common shares outstanding, basic	111,783,504								269,643,930	[g]
Weighted average common shares outstanding, diluted	111,783,504								273,081,641	[g]

	Three Months ended September 30, 2015
	Charter		Pro Forma		Charter	Bright	Pro Forma		Charter
	Historical	TWC	Adjustments		Pro Forma	House	Adjustments		Pro Forma

REVENUES	$2,450	$5,922	$48	[a]	$8,420	$964	$(23)	[a]	$9,361

COSTS AND EXPENSES:
Operating costs and expenses (exclusive of items shown separately below)	1,620	3,942	83	[a]	5,645	666	(63)	[a]	6,248
Depreciation and amortization	538	935	555	[b]	2,028	116	95	[b]	2,239
Other operating (income) expenses, net	19	44	(67)	[c]	(4)	(2)	—		(6)
	2,177	4,921	571		7,669	780	32		8,481

Income from operations	273	1,001	(523)		751	184	(55)		880

OTHER INCOME (EXPENSES):
Interest expense, net	(353)	(351)	(10)	[d]	(714)	(9)	(1)	[d]	(724)
Loss on financial instruments, net	(5)	—	—		(5)	—	—		(5)
Other income, net	(3)	10	—		7	—	—		7
	(361)	(341)	(10)		(712)	(9)	(1)		(722)

Income (loss) before taxes	(88)	660	(533)		39	175	(56)		158

Income tax benefit (expense)	142	(223)	66	[e]	(15)	—	(27)	[e]	(42)

Consolidated net income	54	437	(467)		24	175	(83)		116

Less: Noncontrolling interest	—	—	—		—	—	(50)	[f]	(50)

Net income before non-recurring charges directly attributable to the Transactions	$54	$437	$(467)		$24	$175	$(133)		$66

EARNINGS PER COMMON SHARE:
Basic	$0.48								$0.25
Diluted	$0.48								$0.24

Weighted average common shares outstanding, basic	111,928,113								269,788,539	[g]
Weighted average common shares outstanding, diluted	113,339,885								273,183,733	[g]

	Three Months ended December 31, 2015
	Charter		Pro Forma		Charter	Bright	Pro Forma		Charter
	Historical	TWC	Adjustments		Pro Forma	House	Adjustments		Pro Forma

REVENUES	$2,512	$6,072	$44	[a]	$8,628	$992	$(19)	[a]	$9,601

COSTS AND EXPENSES:
Operating costs and expenses (exclusive of items shown separately below)	1,624	3,940	78	[a]	5,642	656	(53)	[a]	6,245
Depreciation and amortization	545	956	555	[b]	2,056	119	94	[b]	2,269
Other operating (income) expenses, net	20	51	(70)	[c]	1	(1)	1	[c]	1
	2,189	4,947	563		7,699	774	42		8,515

Income from operations	323	1,125	(519)		929	218	(61)		1,086

OTHER INCOME (EXPENSES):
Interest expense, net	(435)	(352)	98	[d]	(689)	(8)	(1)	[d]	(698)
Gain on financial instruments, net	6	—	—		6	—	—		6
Other expense, net	(4)	3	—		(1)	—	—		(1)
	(433)	(349)	98		(684)	(8)	(1)		(693)

Income (loss) before taxes	(110)	776	(421)		245	210	(62)		393

Income tax expense	(12)	(290)	206	[e]	(96)	—	(29)	[e]	(125)

Consolidated net income (loss)	(122)	486	(215)		149	210	(91)		268

Less: Noncontrolling interest	—	—	—		—	—	(73)	[f]	(73)

Net income (loss) before non-recurring charges directly attributable to the Transactions	$(122)	$486	$(215)		$149	$210	$(164)		$195

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(1.09)								$0.72
Diluted	$(1.09)								$0.71

Weighted average common shares outstanding, basic	112,106,255								269,966,681	[g]
Weighted average common shares outstanding, diluted	112,106,255								273,363,706	[g]

	Three Months ended March 31, 2016
	Charter		Pro Forma		Charter	Bright	Pro Forma		Charter
	Historical	TWC	Adjustments		Pro Forma	House	Adjustments		Pro Forma

REVENUES	$2,530	$6,191	$45	[a]	$8,766	$1,015	$(18)	[a]	$9,763

COSTS AND EXPENSES:
Operating costs and expenses (exclusive of items shown separately below)	1,671	4,032	64	[a]	5,767	685	(56)	[a]	6,396
Depreciation and amortization	539	974	452	[b]	1,965	112	88	[b]	2,165
Other operating (income) expenses, net	18	40	(46)	[c]	12	(1)	2	[c]	13
	2,228	5,046	470		7,744	796	34		8,574

Income from operations	302	1,145	(425)		1,022	219	(52)		1,189

OTHER INCOME (EXPENSES):
Interest expense, net	(454)	(350)	105	[d]	(699)	(5)	(4)	[d]	(708)
Loss on financial instruments, net	(5)	—	—		(5)	—	—		(5)
Other income, net	(3)	11	—		8	—	—		8
	(462)	(339)	105		(696)	(5)	(4)		(705)

Income (loss) before taxes	(160)	806	(320)		326	214	(56)		484

Income tax expense	(28)	(312)	213	[e]	(127)	—	(29)	[e]	(156)

Consolidated net income (loss)	(188)	494	(107)		199	214	(85)		328

Less: Noncontrolling interest	—	—	—		—	—	(83)	[f]	(83)

Net income (loss) before non-recurring charges directly attributable to the Transactions	$(188)	$494	$(107)		$199	$214	$(168)		$245

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(1.68)								$0.91
Diluted	$(1.68)								$0.90

Weighted average common shares outstanding, basic	112,311,539								270,171,965	[g]
Weighted average common shares outstanding, diluted	112,311,539								273,445,951	[g]

	Three Months ended June 30, 2016
	Charter				Pro Forma		Charter	Bright		Pro Forma		Charter
	Historical	[1]	TWC	[2]	Adjustments		Pro Forma	House	[2]	Adjustments		Pro Forma

REVENUES	$6,161		$3,285		$20	[a]	$9,466	$531		$(9)	[a]	$9,988

COSTS AND EXPENSES:
Operating costs and expenses (exclusive of items shown separately below)	4,004		2,169		35	[a]	6,208	344		(34)	[a]	6,518
Depreciation and amortization	1,436		515		222	[b]	2,173	64		39	[b]	2,276
Other operating (income) expenses, net	31		20		(287)	[c]	(236)	—		(1)	[c]	(237)
	5,471		2,704		(30)		8,145	408		4		8,557

Income from operations	690		581		50		1,321	123		(13)		1,431

OTHER INCOME (EXPENSES):
Interest expense, net	(593)		(182)		54	[d]	(721)	—		(2)	[d]	(723)
Loss on extinguishment of debt	(110)		—		—		(110)	—		—		(110)
Loss on financial instruments, net	(50)		—		—		(50)	—		—		(50)
Other income, net	(2)		4		—		2	—		—		2
	(755)		(178)		54		(879)	—		(2)		(881)

Income (loss) before taxes	(65)		403		104		442	123		(15)		550

Income tax benefit (expense)	3,179		(160)		(3,174)	[e]	(155)	—		(26)	[e]	(181)

Consolidated net income	3,114		243		(3,070)		287	123		(41)		369

Less: Noncontrolling interest	(47)		—		—		(47)	—		(42)	[f]	(89)

Net income before non-recurring charges directly attributable to the Transactions	$3,067		$243		$(3,070)		$240	$123		$(83)		$280

EARNINGS PER COMMON SHARE:
Basic	$16.73											$1.04
Diluted	$15.17											$0.99

Weighted average common shares outstanding, basic and diluted	183,362,776											270,464,654	[g]
Weighted average common shares outstanding, diluted	205,214,266											304,798,080	[g]

1.
Includes the results of operations of Charter for the three months ended June 30, 2016 and the results of operations of Legacy TWC and Legacy Bright House from the date of acquisition (May 18, 2016) through June 30, 2016.

2.	Includes the results of operations of Legacy TWC and Legacy Bright House for the period from April 1, 2016 through May 17, 2016.

Notes to the Pro Forma Statements of Operations Adjustments

Refer to Exhibit 99.1 included in Charter's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on July 29, 2016 for more detailed information regarding these adjustments.

(a)	Adjustments to revenues and operating costs and expenses reflect:

•	a reclassification to conform to Charter’s financial statement classification for processing fees revenue, among other revenue items; and

•	eliminations of revenue/expense between Charter, TWC and Bright House including the TWC management fee incurred by Bright House.
Operating costs and expenses also include adjustments for:

•	incremental replacement stock award compensation expense for TWC employees;

•	elimination of amortization of actuarial gains (losses) and prior service credits for pension plans;

•	a Bright House adjustment to capitalize residential installation labor and other labor costs to conform to Charter’s capitalization accounting policy; and

•	elimination of costs related to parent company obligations not assumed by Charter in the Bright House transactions; and

•	other reclassifications to conform to Charter’s financial statement classification.

(b)
Adjustments to depreciation and amortization represent additional expense as a result of adjusting TWC and Bright House property, plant and equipment and customer relationships to fair value in accordance with acquisition accounting. The pro forma adjustments are based on current estimates and may not reflect actual depreciation and amortization once the purchase price allocation is finalized and final determination of useful lives is made.

(c)	Adjustments to other operating (income) expenses, net reflect:

•	elimination of TWC stock compensation expense classified by TWC as merger-related in other operating expense;

•	elimination of Charter and TWC transaction costs directly related to the transactions; and

•	other reclassifications to conform to Charter’s financial statement classification.

(d)	Adjustments to interest expense, net reflect:

•	additional interest expense on new debt issued and related amortization of deferred financing fees;

•	amortization of net premium as a result of adjusting assumed TWC long-term debt to fair value;

•	elimination of amortization related to TWC’s previously deferred financing fees and debt discounts;

•	elimination of historical interest expense incurred by Bright House as debt is not assumed in the Bright House transactions.

(e)
The income tax benefit impact of the pro forma adjustments was determined by applying an estimated Charter tax rate of 39% to the pro forma loss before taxes of Charter following the Transactions, and, with respect to the Bright House Transaction, less the impact on the tax rate as a result of the noncontrolling interest allocation of the Charter Holdings partnership. The three months ended June 30, 2016 also eliminates the reduction of the valuation allowance as the reduction was a direct result of the Transactions.

(f)	Adjustment to noncontrolling interest represents A/N’s relative economic common ownership interest in Charter Holdings and Charter Holdings 6% cash dividend to preferred unit holders.

(g)
Basic weighted average common shares outstanding were adjusted for the shares issued to TWC shareholders (including the Liberty Parties), shares purchased by the Liberty parties and a reduction of Charter shares outstanding as a result of applying the Parent Merger Exchange Ratio. Diluted weighted average common shares outstanding is based on basic weighted average common shares outstanding adjusted for the dilutive effect of equity awards and Charter Holdings convertible preferred units and common units to the extent they were dilutive.